EXHIBT 99.2

FRESH MADE DAIRY, INC

FINANCIAL STATEMENTS

DECEMBER 31, 2008

REPORT OF INDEPENDENT REGISTERED ACCOUNTING FIRM

To the Shareholders of
Fresh Made Dairy, Inc.
Philadelphia, PA

We have audited the accompanying balance sheet of Fresh Made Dairy, Inc as of December 31, 2008 and the related statements of income, stockholders’ equity, and cash flows for the year then ended.  These financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these financial statements based on our audit.

Except as discussed in the following paragraph, we conducted our audit in accordance with auditing standards generally accepted in the United States of America.  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audit provides a reasonable basis for our opinion.

We were not able to make, or observe, physical inventory counts at December 31, 2008 and 2007 because we were not engaged as auditors until after December 31, 2008, and we have not been able to otherwise satisfy ourselves as to the inventory balances at those dates by other auditing procedures.  The reported inventory balance was $471,477 and $590,464 at December 31, 2008 and 2007, respectively.

In our opinion, except for the effects of such adjustments, if any, as might have been determined to be necessary had we been able to examine evidence regarding inventory, the financial statements referred to in the first paragraph above present fairly, in all material respects, the financial position of Fresh Made Dairy, Inc. as of December 31, 2008, and the results of operations and its cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.

Plante & Moran, PLLC
Grand Rapids, MI
April 29, 2009

FRESH MADE, INC.
Balance Sheet
December 31, 2008

December 31,
2008
ASSETS

Current assets
Cash and cash equivalents	$356,218
Inventories	471,477
Accounts receivable	515,307
Related Party Receivable	279,453
Total current assets	1,622,455

Property and equipment, net	381,584

Total assets	$2,004,039

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities
Accounts Payable	$97,627
Accrued income taxes	518,266
Accrued expenses	111,242
Total current liabilities	727,135

Stockholders’ equity
Common stock	1,000
Retained earnings	1,275,904
Total stockholders’ equity	1,126,904

Total liabilities and stockholders’ equity	$2,004,039

See accompanying notes to financial statements

FRESH MADE, INC.
Income Statement
For the Year Ended December 31, 2008

Year Ended
December 31,
2008

Sales	$10,098,411

Cost of goods sold	6,156,788
Depreciation expense	179,409

Gross profit	3,762,214

Rent Expense - Related Party	436,000
Salaries and Wages	1,257,713
General and Administrative	1,536,759

Total Operating Expenses	3,230,472

Income from operations	531,742

Other income (expense):
Interest and dividend income	2,581
Interest Income - Related Party	14,569
Interest expense	(6,019)
Total other income	11,131

Income before provision for
income taxes	542,873

Provision for income taxes	206,476

Net income	$336,397

See accompanying notes to financial statements

FRESH MADE, INC.
Statement of Stockholders’ Equity
For the Year Ended December 31, 2008

	Common	Retained
	Stock	Earnings	Total

Balances at January 1, 2008	$1,000	$1,045,694	$1,046,694

Distributions	—	(106,187)	(106,187)

Net income for the year
ended December 31, 2008	—	336,397	336,397

Balances at December 31, 2008	$1,000	$1,275,904	$1,276,904

See accompanying notes to financial statements

FRESH MADE, INC.
Statement of Cash Flows
For the Years Ended December 31, 2008

Year Ended
December 31,
2008

Cash flows from operating activities:
Net income	$336,397
Adjustments to reconcile net income to net
cash flows from operating activities, net of acquisition:
Depreciation and amortization	179,409
(Increase) decrease in operating assets:
Accounts receivable	(66,904)
Related party receivable	(14,569)
Inventories	118,987
Increase (decrease) in operating liabilities:
Accounts payable	(75,844)
Accrued income taxes	509,082
Accrued expenses	(250,354)
Net cash provided by operating activities	736,204

Cash flows from investing activities:
Purchases of Property and Equipment	(73,851)
Net cash used in investing activities	(73,851)

Cash flows from financing activities:
Net repayments of line of credit	(256,000)
Payments on debt	(52,133)
Distributions	(106,187)
Net cash used in financing activities	(414,320)

Net decrease in cash and cash equivalents	248,033

Cash and cash equivalents at the beginning of the period	108,185

Cash and cash equivalents at the end of the period	$356,218

See accompanying notes to financial statements

FRESH MADE DAIRY, INC
Notes to Financial Statements
December 31, 2008 and 2007

Note 1 – NATURE OF BUSINESS

Fresh Made Dairy, Inc. (The “Company”) is incorporated under the laws of the state of Pennsylvania. The Company’s principal business activity is the production of dairy products. Specifically, the Company produces kefir, farmer’s cheese, butter, cream and sour cream.  The Company currently distributes its products throughout the Philadelphia Metropolitan area and various cities in the East Coast.

Note 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

A summary of the significant accounting policies applied in the preparation of the accompanying financial statements follows:

Use of estimates
The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

Revenue Recognition
Sales represent sales of Company produced dairy products that are recorded at the time of shipment and the following four criteria have been met: (i)  The product has been shipped and the Company has no significant remaining obligations; (ii)  Persuasive evidence of an agreement exists; (iii)  The price to the buyer is fixed or determinable and (iv)  Collection is probable.  In addition, shipping costs invoiced to the customers are included in net sales and the related cost in cost of sales.

Cash and cash equivalents
All highly liquid investments purchased with an original maturity of three months or less are considered to be cash equivalents.

The Company maintains cash deposits at several institutions located in the greater Philadelphia, Pennsylvania metropolitan areas.  Deposits at each institution are insured by the Federal Deposit Insurance Corporation or the Securities Investor Protector Corporation.

Accounts receivable

Credit terms are extended to customers in the normal course of business.  The Company performs ongoing credit evaluations of its customers’ financial condition and generally requires no collateral.

Accounts receivable are recorded at invoice amounts, and reduced to their estimated net realizable value by recognition of an allowance for doubtful accounts.  The Company’s estimate of the allowance for doubtful accounts is based upon historical experience, its evaluation of the current status of specific receivables, and unusual circumstances, if any.  Accounts are considered past due if payment is not made on a timely basis in accordance with the Company’s credit terms.  Accounts considered uncollectible are charged against the allowance.

FRESH MADE DAIRY, INC
Notes to Financial Statements
December 31, 2008 and 2007

Note 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - Continued

Inventories
Inventories are stated at the lower of cost or market, cost being determined by the first-in, first-out method.

Property and equipment
Property and equipment are stated at depreciated cost.  Depreciation is computed using accelerated methods.  When assets are retired or otherwise disposed of, the cost and related accumulated depreciation are removed from the accounts, and any resulting gain or loss is recognized in income for the period.  The cost of maintenance and repairs is charged to income as incurred; significant renewals and betterments are capitalized.

Property and equipment are being depreciated over the following useful lives:

Category	Years
Buildings improvements	39
Machinery and equipment	5 – 7
Vehicles	5

Income taxes
Deferred income taxes arise from temporary differences resulting from income and expense items reported for financial accounting and tax purposes in different periods. Deferred taxes are classified as current or non-current, depending on the classification of the assets and liabilities to which they relate.  Deferred taxes arising from temporary differences that are not related to an asset or liability are classified as current or non-current depending on the periods in which the temporary differences are expected to reverse.  There are no items with material differences between their book and tax basis at December 31, 2008.

FRESH MADE DAIRY, INC
Notes to Financial Statements
December 31, 2008 and 2007

Note 3 – PROPERTY AND EQUIPMENT

Property and equipment consist of the following:

December 31, 2008

Building Improvements	$433,328
Machinery and Equipment	1,290,605
Vehicles	646,122
2,370,055
Accumulated Depreciation	(1,988,471)
381,584

Depreciation expense during the year ended December 31, 2008 was $179,065.

Note 4 – RELATED PARTY TRANSACTIONS

The Company leases its plant from its two owners under a lease agreement.  Rent expense totaled $436,000 for the year ended December 31, 2008.

The Company has made advances to the owners for the building.  The amount owed to the Company at December 31, 2008 including interest is $279,453.  Interest income earned for the year ended December 31, 2008 related to this advance is $14,569.

Note 5 – PROVISION FOR INCOME TAXES

The provision for income taxes consists of the following:

December 31, 2008
Federal	$155,663
State	50,813
$206,476

Note 6 – SUPPLEMENTAL CASH FLOW INFORMATION

Cash paid for interest for the year ended December 31, 2008 was $6,019.  There was no cash paid for income taxes for the year ended December 31, 2008.

FRESH MADE DAIRY, INC
Notes to Financial Statements
December 31, 2008 and 2007

Note 7 – SUBSEQUENT EVENTS

On February 6, 2009, Lifeway Foods, Inc., a Illinois corporation (“Lifeway”) entered into and consummated a Stock Purchase Agreement (the “Stock Agreement”) by and among Lifeway, Ilya Mandel, an individual and Michael Edelson, an individual (each a “Seller” and collectively “Sellers”).

Upon the terms and subject to the conditions set forth in the Stock Agreement, Lifeway purchased from Sellers all of the issued and outstanding stock of the Company.  The consideration for the Shares was an aggregate of $8,050,000, less certain offsets for any selling expenses in excess of certain limits set forth in the Stock Agreement and other payments and funded debt all as set forth in the Stock Agreement, a note in the principal amount of $2,735,000, due on February 6, 2011, 128,948 shares of common stock of Lifeway valued at a total of $980,000 (“Lifeway’s Common Stock”), the cancellation of a loan in the principal amount of $265,000 and not more than $98,000 in funds held in the Company’s two accounts with Vist Financial Corp.  The issuance of Lifeway’s Common Stock was exempted from registration pursuant to Section 4(2) of the Securities Act of 1933, as amended.

Also on February 6, 2009, Lifeway entered into and consummated a Real Property Purchase Agreement (the “Real Property Agreement”) by and among Sellers and Lifeway.  Pursuant to the Real Property Agreement, Lifeway acquired 1.1355 acres of land and a building in Philadelphia, PA (the “Property”) from Sellers.  The consideration for the Property was $2,000,000.